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                Exhibit 23.2 - Consent of Independent Auditors


We hereby consent to the incorporation of our report dated January 16, 1998, with respect to the financial statements of Ambassador Bank of the Commonwealth for the year ended December 31, 1997, included in this Annual Report on Form 10-K of Fulton Financial Corporation ("The Company") for the year ended December 31, 1998, into the Company's previously filed Registration Statements No. 333-05481, No. 33-5965 and No. 33-37835.




                                           /s/ BEARD & COMPANY, INC.

Allentown, PA
March 25, 1999